UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2005

XATA CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-27166 (Commission File No.)	41-1641815 (IRS Employer Identification Number)

151 East Cliff Road, Suite 10, Burnsville, Minnesota 55337
(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (952) 707-5600

(Former name, former address and former fiscal year, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE
Ties Restricted Stock Award
Ties Changes of Control Agreement
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 11, 2005, Mark Ties will serve as our chief financial officer (principal financial officer and principal accounting officer), replacing John G. Lewis, who tendered his resignation in December 2004.

Prior to joining XATA, Mr. Ties was employed as the chief financial officer of Velocity Express Corporation from 2000 to 2004. Immediately prior to joining XATA, he was employed as a consultant in connection with implementation of Sarbanes Oxley Section 404 financial controls.

We do not have an agreement for the employment of Mr. Ties for any set duration. However, we have agreed that he will be paid an annual salary of $175,000 and will be eligible to earn a bonus under a performance-based program. In addition, we have issued to him 20,000 shares of stock, pursuant to a Restricted Stock Award filed as Exhibit 10.37 to this Report. The stock is subject to forfeiture upon termination of employment until it “vests.” Vesting occurs annually in three equal tranches in April 2005, 2006 and 2007, subject to acceleration in vesting in certain circumstances. We have also agreed to continue to pay Mr. Ties’ salary for a period of 12 months in the event that Mr. Ties is terminated as a result of a “change in control” of the Company, as more fully described in the Change of Control Agreement filed as an exhibit to this Report on Form 8-K.

Exhibit No.	Description
10.37	Ties Restricted Stock Award

10.38	Ties Change of Control Agreement

99.1	Press Release dated April 11, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2005	XATA CORPORATION

	By:	/s/ Craig Fawcett

Craig Fawcett, Chief Executive Officer
(Principal executive officer) and Authorized Signatory

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